                                  EXHIBIT 99.1


    Source Atlantic, Inc. Balance Sheet and related Statement of Operations,
          Statement of Shareholder's Equity and Statement of Cash Flows
             for the period December 31, 2002 to December 31, 2003,
              together with the Report of the Independent Auditors.

                              Financial Statements

                              Source Atlantic, Inc.

                              FINANCIAL STATEMENTS

                              SOURCE ATLANTIC, INC.

                                Table of Contents

Report of Independent Certified Public Accountants.................  F - 2

Balance Sheets as of December 31, 2003 and 2002....................  F - 3

Statements of Operations...........................................  F - 4

Statements of Changes in Shareholders' Deficit.....................  F - 5

Statements of Cash Flows...........................................  F - 6

Notes to Financial Statements......................................  F - 7 - 15

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the shareholders and board of directors
Source Atlantic, Inc.

We have audited the accompanying balance sheets of Source Atlantic, Inc. (a Delaware corporation) as of December 31, 2003 and 2002, and the related statements of operations, changes in shareholders' deficit and cash flows for the years ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Source Atlantic, Inc. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

JEWETT, SCHWARTZ & ASSOCIATES
HOLLYWOOD, Florida
April 29, 2004

                                   SOURCE ATLANTIC, INC.

                                       BALANCE SHEETS

                                                                                                        DECEMBER 31
                                                                           MARCH 31, 2004       -----------------------------
                                                                             (Unaudited)          2003                2002
                                                                           --------------       ---------           ---------
ASSETS

CURRENT ASSETS

   Cash and cash equivalents                                                $   4,587           $    --             $   6,319
   Accounts receivable, net                                                    80,351              92,844             339,801
   Other receivables                                                           28,000              28,000                --
                                                                            ---------           ---------           ---------

       Total Current Assets                                                   112,938             120,844             346,120

PROPERTY AND EQUIPMENT, NET                                                    30,978              35,353              52,853

SOFTWARE DEVELOPMENT COSTS,NET                                                588,337             627,512             474,023

                                                                            ---------           ---------           ---------
TOTAL ASSETS                                                                $ 732,253           $ 783,709           $ 872,996
                                                                            =========           =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable and accrued expenses                                    $ 388,790           $ 341,885           $ 278,865
   Cash overdraft                                                                   0               1,233                --
   Lines of credit                                                              1,380               1,423              70,553
   Due to related parties                                                        --                  --                32,706
                                                                            ---------           ---------           ---------
         Total Current Liabilities                                            390,170             344,541             382,124
                                                                            ---------           ---------           ---------

NOTES PAYABLE TO SHAREHOLDERS                                                 264,168             216,667             229,167

STOCKHOLDERS' EQUITY (DEFICIENCY)

   Preferred stock - ($.001 par value; 5,000,000 shares authorized,
      875,000 shares issued and outstanding)                                      875                 875                 875
   Common stock - ($0.001 par value; 10,000,000 shares authorized;
      2,066,666 shares issued and outstanding)                                  2,067               2,067               2,067
   Additional paid-in capital                                                 873,058             873,058             873,058
   Accumulated deficit                                                       (798,085)           (653,499)           (614,295)
                                                                            ---------           ---------           ---------
         Total Stockholders' Equity                                            77,915             222,501             261,705
                                                                            ---------           ---------           ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 732,253           $ 783,709           $ 872,996
                                                                            =========           =========           =========


   The accompanying notes are an integral part of these financial statements.

                              SOURCE ATLANTIC, INC.

                            STATEMENTS OF OPERATIONS

                                                   (UNAUDITED)

                                             Three Months Ended March 31                  YEARS ENDED DECEMBER 31,
                                          ---------------------------------          ---------------------------------

                                             2004                  2003                 2003                  2002
                                          -----------           -----------          -----------           -----------
REVENUES:

   Consulting income                      $   249,027           $   351,329          $ 1,322,151           $ 1,176,085
                                          -----------           -----------          -----------           -----------

EXPENSES:

   Payroll and benefits                       173,230               135,184              582,939               773,042
   General and administrative                 120,215                65,827              214,141               385,746
   Outside services                            43,881                54,390              294,694               155,862
   Rent                                         9,315                13,196               57,716                67,684
   Depreciation and amortization               43,551                29,076              173,500                26,481
   Bad debt expense                              --                   4,000               15,879                35,000
   Interest                                       963                 6,161               14,477                16,090
   Sales and marketing                          2,458                 1,840                8,009                13,369
                                          -----------           -----------          -----------           -----------
     TOTAL EXPENSES                           393,613               309,674            1,361,355             1,473,274
                                          -----------           -----------          -----------           -----------

NET LOSS                                  $  (144,586)          $    41,655          $   (39,204)          $  (297,189)
                                          ===========           ===========          ===========           ===========

   The accompanying notes are an integral part of these financial statements.

                              SOURCE ATLANTIC, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                    Preferred Stock               Common Stock
                                                -----------------------     ------------------------
                                                 Shares         Amount        Shares         Amount
                                                ---------     ---------     -----------    ---------
BALANCE AT JANUARY 1, 2001                        775,000     $     775       2,066,666    $   2,067

Issuance of preferred stock                       100,000           100            --           --

Net loss                                             --            --              --           --

                                                ---------     ---------     -----------    ---------

BALANCE AT DECEMBER 31, 2002                      875,000           875       2,066,666        2,067

Net loss

                                                ---------     ---------     -----------    ---------

BALANCE AT DECEMBER 31, 2003                      875,000     $     875       2,066,666    $   2,067

         Unaudited
         ---------

                                                ---------     ---------     -----------    ---------
Balance at March 31, 2004                         875,000     $     875       2,066,666    $   2,067
                                                =========     =========     ===========    =========

                                                Additional
                                                 Paid-in     Accumulated
                                                 Capital       Deficit       TOTAL
                                                ----------   -----------   ---------
BALANCE AT JANUARY 1, 2001                      $ 773,158    $(317,106)    $ 458,894

Issuance of preferred stock                        99,900         --         100,000

Net loss                                             --       (297,189)     (297,189)

                                                ---------    ---------     ---------

BALANCE AT DECEMBER 31, 2002                      873,058     (614,295)      261,705

Net loss                                                       (39,204)      (39,204)

                                                ---------    ---------     ---------

Balance at December 31, 2003                    $ 873,058    $(653,499)    $ 222,501

         Unaudited
         ---------

Net loss - three months ended March 31, 2004         --       (144,586)     (144,586)
                                                ---------    ---------     ---------

Balance at March 31, 2004                       $ 873,058    $(798,085)    $  77,915
                                                =========    =========     =========


   The accompanying notes are an integral part of these financial statements.

                         SOURCE ATLANTIC, INC.

                        STATEMENTS OF CASH FLOWS

                                                                      (UNAUDITED)

                                                                 Three Months Ended March 31        YEARS ENDED DECEMBER 31,
                                                                -----------------------------      --------------------------

                                                                   2004              2003             2003             2002
                                                                ---------          ---------       ---------        ---------
Cash Flows From Operating Activities:
   Net income                                                   $(144,586)         $  41,655       $ (39,204)       $(297,189)
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization                             43,550             29,076         173,500           26,481
         Provision for doubtful accounts                             --                4,000          15,879           35,000

   Changes in Operating Assets and Liabilities:
         Decrease (increase) in accounts receivable                12,493            (45,430)        231,079          (65,195)
         Increase in other receivables                               --                 --           (28,000)            --
         Increase in cash overdraft                                (1,233)           (12,022)          1,233             --
         Increase in accounts payable and accrued expenses         46,906             (5,121)         63,019          129,443
                                                                ---------          ---------       ---------        ---------
            Net cash provided by operating activities             (42,870)            12,158         417,506         (171,460)
                                                                ---------          ---------       ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Software development costs                                        --              (20,000)       (309,489)        (101,120)
   Purchase of furniture and equipment                               --                 --              --            (18,004)
                                                                ---------          ---------       ---------        ---------
            Net cash used for investing activities                   --              (20,000)       (309,489)        (119,124)
                                                                ---------          ---------       ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Repayments of amounts due to related parties                    50,000             (2,000)        (32,706)         (10,218)
   Proceeds (repayments) of notes payable to shareholders          (2,500)           (12,500)        (12,500)         179,167
   Capital contributions                                             --               20,000            --            100,000
   Net repayments on lines of credit                                  (43)               (21)        (69,130)         (16,624)
                                                                ---------          ---------       ---------        ---------
            Net cash provided by financing activities              47,457              5,479        (114,336)         252,325
                                                                ---------          ---------       ---------        ---------

NET DECREASE IN CASH                                                4,587             (2,363)         (6,319)         (38,259)

CASH, BEGINNING OF YEAR                                              --                6,319           6,319           44,578

                                                                ---------          ---------       ---------        ---------
CASH, END OF YEAR                                               $   4,587          $   3,956       $    --          $   6,319
                                                                =========          =========       =========        =========

SUPPLEMENTAL DISCLOSURES:

  Cash paid for interest                                        $     963          $   6,161       $  14,477           16,090
                                                                =========          =========       =========        =========


   The accompanying notes are an integral part of these financial statements.

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE A - DESCRIPTION OF THE BUSINESS

Source Atlantic, Inc., (a Delaware Corporation) (hereinafter referred to as the "Company" or "Source") was incorporated in 2001 for the purpose of providing consulting services to hospitals focused on the procurement of capital equipment. Such services are provided through the use and licensing of proprietary software, as well as, providing logistics, planning and coordinating services. The Company's customers are located in various parts of the United States with a primary concentration in the New England area.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

CASH AND CASH EQUIVALENTS INCLUDE CASH ON HAND AND AMOUNTS DUE FROM BANKS WITH ORIGINAL MATURITIES OF THREE MONTHS OR LESS.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value because of the short maturity of those instruments. Notes payable approximate fair value.

Accounts Receivable

The Company performs ongoing credit evaluations of customers, and generally does not require collateral. Allowances are maintained for potential credit losses and returns and such losses have been within management's expectations.

Credit Risk

It is the Company's practice to place its cash equivalents in high quality money market securities with one major banking institution. Certain amounts of such funds are not insured by the Federal Deposit Insurance Corporation. However, the Company considers its credit risk associated with cash and cash equivalents to be minimal. During 2003 and 2002, the Company had sales to two customers that totaled an aggregate of 65% and 62% of gross revenues, respectively.

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Equipment is recorded at cost and depreciated using accelerated methods, over the estimated useful life of the asset, which is seven years. Maintenance and repairs are charged to expense as incurred. Major replacements and improvements are capitalized.

Software Development Costs

SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. In 2003 and 2002 the Company capitalized approximately $309,000 and $101,000 respectively, which primarily including personnel and consulting costs. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product's remaining estimated economic life. Amortization of software development costs in 2003 was $150,000. No amortization expense was incurred in 2002.

Management continually evaluates the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock, with such designations, rights, preferences, privileges and restrictions to be determined by the Company's Board of Directors. As of December 31, 2003, 875,000 shares of preferred stock were issued and outstanding.

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Since its inception, the Company has incurred net operating losses. Accordingly, no provision has been made for income taxes.

Revenue Recognition

Revenues are recognized from consulting services provided under contractual arrangements that are billed based on chargeable hours incurred on behalf of a customer or services billed on a fixed fee basis for licensing and support fees provided to the Company's customers. Such revenues are recognized when the services are rendered and billed based on the respective contractual arrangements. Accordingly, the Company recognizes has adopted Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was approximately $8,000 and $13,000, for the years ended December 31, 2003 and 2002, respectively.

Research and Development Costs

Generally accepted accounting principles state that costs that provide no discernible future benefits, or allocating costs on the basis of association with revenues or among several accounting periods that serve no useful purpose, should be charged to expense in the period occurred. SFAS No. 2 "Accounting for Research and Development Costs" requires that certain costs be charged to current operations including, but not limited to: salaries and benefits; contract labor; consulting and professional fees; depreciation; repairs and maintenance on operational assets used in the production of prototypes; testing and modifying product and service capabilities and design; and, other similar costs. The Company had $0.00 and $89,000 of research and development costs for the years ended December 31, 2003 and 2002, respectively.

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Stock-Based Compensation:

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Earnings (Loss) Per Share

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during the periods. Diluted net income
(loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.

Recent Accounting Pronouncements:

The Financial Accounting Standards Board has recently issued several new accounting pronouncements which may apply to the Company.

Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," updates, clarifies, and simplifies existing accounting pronouncements. Statement No. 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Opinion 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 44 was issued to establish accounting requirements for the effects of transition to the provisions of the motor Carrier Act of 1980. Because the transaction has been completed, Statement 44 is no longer necessary. Statement 145 amends Statement 13 to require that certain lease modifications that have economic effects

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with FASB's goal requiring similar accounting treatment for transaction that have similar economic effects. This statement is effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 146, "Accounting for Exit or Disposal Activities" ("SFAS 146") addresses the recognition, measurement, and reporting of cost that are associated with exit and disposal activities that are currently accounted for pursuant to the guidelines set forth in EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to exit an Activity (including Certain Cost Incurred in a Restructuring)," cost related to terminating a contract that is not a capital lease and one-time benefit arrangements received by employees who are involuntarily terminated - nullifying the guidance under EITF 94-3. Under SFAS 146, the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002 with earlier application encouraged. The adoption of SFAS 146 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", amends FASB Statement No. 123, "Accounting for Stock-Based Compensation." In response to a growing number of companies announcing plans to record expenses for the fair value of stock options, Statement 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, Statement 148 amends the disclosure requirements of Statement 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The Statement also improves the timeliness of those disclosures by requiring that this information be included in interim as well as annual financial statements. In the past, companies were required to make pro forma disclosures only in annual financial statements. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure provisions of Statement 148 for the year ended December 31, 2002, but will continue to use the method under APB 25 in accounting for stock options. The adoption of the disclosure provisions of Statement 148 did not have a material impact on the Company's financial position, results of operations or liquidity.

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE C - PROPERTY AND EQUIPMENT, net

Property and Equipment consists of the following at December 31:

                                                        2003           2002
                                                   ------------    -----------
       Equipment                                     $  90,826      $  90,826
          Less: accumulated depreciation               (55,474)       (37,974)
                                                   ------------    -----------

                                                     $  35,352      $  52,852
                                                   ============    ===========

NOTE D - LOANS PAYABLE TO RELATED PARTIES

During 2002, certain employees of the Company advanced funds to the Company as non-interest bearing loans to fund immediate working capital requirements. The loans were repaid in 2003. No additional funds were advanced to the Company.

NOTE E - NOTES PAYABLE TO SHAREHOLDERS

The Company has non-interest bearing unsecured notes payable to certain shareholders. The notes will be due on demand on January 1, 2005.

NOTE F - SHAREHOLDERS' EQUITY

Equity Incentive Plan:

The Company has elected to follow Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based compensation. In addition, the Company provides pro forma disclosure of stock-based compensation, as measured under the fair value requirements of SFAS No. 123, Accounting for Stock-Based Compensation. These pro forma disclosures are provided as required under SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure.

APB No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, broad-based employee stock purchase plans and option grants where the exercise price is equal to the market value at the date of grant. However APB No. 25 requires recognition of compensation expense for variable award plans over the vesting periods of such plans, based upon the then-current market values of the underlying stock. In contrast, SFAS No. 123 requires recognition of compensation expense for grants of stock, stock options, and other equity instruments over the vesting periods of such grants, based on the estimated grant-date fair market values of those grants.

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE F - SHAREHOLDERS' EQUITY- Continued

In 2002, the Company has adopted the "2002 Equity Incentive Plan". Under this plan, stock options may be granted at the discretion of management to Employees, Directors and Consultants of the Company. Such options vest at 25% on the first anniversary of the Vesting Commencement Date and 1/36th of the shares vest monthly thereafter over the following 3 years. Options generally are granted at fair market value at the date of grant, are exercisable upon vesting and expire 10 years after the date of grant. The plan permits the issuance of either incentive stock options or non-qualified stock options. Under this plan the Company has reserved 3,000,000 shares of common stock.

At December 31, 2003, the Company has outstanding 297,000 options with an exercise price based on 10% of the first trade of shares on a public company stock exchange. These options did not have a fair market value on their respective grant dates. Additionally, as of December 31, 2003 no options are exercisable and the respective exercise price cannot be determined. Accordingly, these options do not have an effect on pro forma net earnings.

A summary of the options in Source Atlantic, Inc. issued to employees and consultants at December 31, 2003 is presented below:

                                                     Number of Options
                                                    -------------------
     Stock Options

     Balance at January 1, 2002                                222,000
     Granted                                                    75,000
     Exercised                                                       -
     Forfeited                                                       -
                                                    -------------------

     Balance at December 31, 2002                              297,000
     Granted                                                         -
     Exercised                                                       -
     Forfeited                                                       -
                                                    -------------------

     Balance at December 31, 2003                              297,000
                                                    ===================

     Options exercisable at December 31, 2003                     None

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE G - INCOME TAXES

The financial statements reflect a benefit of approximately $240,000 as of December 31, 2003 and a valuation allowance of the same amount, since the Company does not have the revenue history to support the future recognition of the deferred tax asset as well as potential limitations on net operating losses further described below.

No provision for income taxes has been recognized in 2003 and 2002, because a valuation allowance of $16,000 and $120,000, offsetting the related benefit, was recognized.

Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carry-forwards before utilization.

NOTE H - COMMITMENTS AND CONTINGENCIES

The Company leases it corporate office space under a non-cancelable operating lease. The lease term, expires in April 2006 and includes payments for common area maintenance, real estate and sales taxes. The lease is personally guaranteed by the Company's president. The minimum lease commitment, for the non-cancelable operating lease, for the subsequent years are summarized as follows:

                2004                   $       57,000
                2005                           58,000
                2006                           20,000
                                       ---------------
                                       $      135,000
                                       ===============

The Company has incurred approximately $58,000 and $67,000 of rent expense under this lease through December 31, 2003 and 2002, respectively.

NOTE I - PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan covering all employees meeting certain minimum length of service and age requirements. No contributions have been made to this plan during 2003 and 2002, respectively.

NOTE J - MATERIAL CONTRACTS AND AGREEMENTS

The Company has an agreement with an application service provider that provides various application and hosting services to the Company in connection with the Company's proprietary software. This agreement is subject to certain terms and conditions whereby the Company and the provider acknowledges and grants to each other certain non-transferable, non-exclusive worldwide royalty-free license to use and modify the Customer Content of the Company solely in connection

                              SOURCE ATLANTIC, INC

                        Notes to the Financial Statements

                 For the years ended December 31, 2003 and 2002

NOTE J - MATERIAL CONTRACTS AND AGREEMENTS - Continued

with the provision of the application services and any necessary activities related thereto and to sublicense the Customer Content as part of the Application Service Provided Content. The service provider acknowledges that the Company owns all the rights, title and interest in the Customer Content and the Customer Brand Features, all derivatives, enhancements and improvements thereof, and all Intellectual Property Rights therein. The agreement expires in May of 2006 subject to both the option to renew by both parties as well as early termination provisions. The Company paid fees to the service provider consisting of both software development and software maintenance in aggregate of approximately $200,000 during 2003. No amounts were paid under this agreement during 2002.